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                                                                  EXHIBIT (23)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PacifiCorp on Form S-8 of our reports dated February 18, 1994 (which express unqualified opinions and include an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and other postretirement benefits), appearing in and incorporated by reference in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1993.





DELOITTE & TOUCHE LLP

Portland, Oregon
November 28, 1994